SCHEDULE 14A
RULE 14a-101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

CSK AUTO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. ted on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

CSK AUTO CORPORATION

Notice of Annual Meeting of Stockholders

To be Held on Wednesday, June 11, 2003
At 9:00 A.M. Mountain Standard (Phoenix Local) Time

May 14, 2003

Fellow Stockholder:

      On behalf of the Board of Directors, you are cordially invited to attend the CSK Auto Corporation Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 11, 2003 at 9:00 a.m. Mountain Standard (Phoenix local) Time, at The Arizona Biltmore, 2400 E. Missouri Avenue, Phoenix, Arizona. The purpose of the Annual Meeting is to consider and act upon the following proposals, and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

•	Electing the eight directors of the Company to serve until the Company’s next annual meeting and until their successors have been duly elected and qualified.

•	Ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountant for the fiscal year ending February 1, 2004 (“fiscal 2003”).

•	Approving the annual incentive compensation terms for certain senior executives.

•	Conducting such other business as may properly come before the meeting.

      The Board of Directors recommends that you vote FOR all of the foregoing proposals. Please refer to this Proxy Statement for detailed information on each of these proposals and on the business to be transacted at the Annual Meeting. Please also find enclosed CSK Auto Corporation’s Annual Report for the fiscal year ended February 2, 2003.

      The Board of Directors has fixed April 25, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend in person, please complete, sign, date and return your proxy card promptly, in the envelope provided. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy. You must have an admission ticket to attend, and procedures for requesting that ticket are detailed on page 2 of this Proxy Statement.

      A list of all stockholders of record entitled to vote at the Annual Meeting will be open to examination, for any purpose germane to the Annual Meeting, during ordinary business hours for a period of ten days prior to the Annual Meeting, at the principal executive office of CSK Auto Corporation at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012. This list will also be available for examination during the Annual Meeting at the place where the meeting is held.

      We look forward to you attending either in person or by proxy.

Sincerely yours,

Maynard Jenkins
Chairman

Matters to be Considered at the Annual Meeting
Voting and Attendance
Expenses of Solicitation
PROPOSAL 1
Nominees for Director
Board Meetings and Committees
Report of the Audit Committee
Compensation Committee
Compensation of Directors
Compensation Committee Interlocks and Insider Participation
Report of the Compensation Committee on Executive Compensation
Compensation Policies
CEO Compensation
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE OFFICERS
Executive Compensation
Employment Agreements
Indebtedness
STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT
PROPOSAL 3 APPROVAL OF THE CSK AUTO CORPORATION 2003 EXECUTIVE INCENTIVE PROGRAM
2003 Executive Incentive Program
Federal Income Tax Consequences
OTHER MATTERS
Stockholder Proposals
Section 16(a) Beneficial Ownership Reporting Compliance

Matters to be Considered at the Annual Meeting	1
Voting and Attendance	1
Expenses of Solicitation	2
PROPOSAL 1 — ELECTION OF DIRECTORS	3
Nominees for Director	3
Board Meetings and Committees	4
Nominating & Corporate Governance Committee	4
Audit Committee	5
Report of the Audit Committee	5
Compensation Committee	6
Compensation of Directors	6
Compensation Committee Interlocks and Insider Participation	7
Report of the Compensation Committee on Executive Compensation	8
Compensation Policies	8
CEO Compensation	10
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	11
EXECUTIVE OFFICERS	12
Executive Compensation	13
Employment Agreements	14
Indebtedness	15
STOCK PERFORMANCE GRAPH	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
PROPOSAL 2 — RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT	20
PROPOSAL 3 — APPROVAL OF THE CSK AUTO CORPORATION 2003 EXECUTIVE INCENTIVE PROGRAM	21
2003 Executive Incentive Program	21
Federal Income Tax Consequences	22
OTHER MATTERS	23
Stockholder Proposals	23
Section 16(a) Beneficial Ownership Reporting Compliance	23
APPENDIX A: AUDIT COMMITTEE CHARTER	24

i

CSK Auto Corporation

645 East Missouri Avenue

Phoenix, AZ 85012

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CSK Auto Corporation for use in voting at the Annual Meeting of Stockholders to be held at The Arizona Biltmore in Phoenix, Arizona on Wednesday, June 11, 2003 at 9:00 a.m. Mountain Standard (Phoenix local) Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. Unless the context indicates otherwise, the “Company,” “we,” “us,” and “our” refer to CSK Auto Corporation and its subsidiaries. Whether or not you expect to attend the Annual Meeting in person, please return your executed proxy card in the enclosed postage-paid envelope or vote by telephone at the number indicated on the enclosed proxy card and the shares represented thereby will be voted in accordance with your instructions.

      Our principal executive office is located at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012. We can be reached by telephone at (602) 265-9200. This Proxy Statement, the accompanying proxy card, and the Company’s Annual Report for the fiscal year ended February 2, 2003 (“fiscal 2002”) are first being mailed on or about May 14, 2003 to our stockholders of record as of April 25, 2003.

Matters to be Considered at the Annual Meeting

      At the Annual Meeting, you will be asked to consider and vote on the proposals described in this Proxy Statement and on any other business that properly comes before the Annual Meeting. With respect to any matter to come before the meeting, you or your authorized proxy holder will be entitled to one vote for each share of common stock that you owned as of April 25, 2003, the record date for the Annual Meeting. As of April 25, 2003, there were 45,148,632 shares of our common stock outstanding.

      The following is a brief summary of the proposals to be presented at our Annual Meeting. This summary is not intended to be a complete statement of all material features of the proposals and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement.

  Proposal 1

      Proposal 1 concerns the election of a board of eight directors, all of whom are currently serving on the Board of Directors.

  Proposal 2

      Proposal 2 concerns ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountant for fiscal 2003.

  Proposal 3

      Proposal 3 concerns the approval of the annual incentive compensation terms for certain senior executives.

Voting and Attendance

  Voting at the Annual Meeting

      In order to obtain a quorum (the minimum number of stockholders required to be present in person or by proxy to take valid action) at the Annual Meeting, holders of a majority of the issued and outstanding shares of our common stock entitled to vote must attend, either in person or by proxy. In accordance with Delaware law, if a stockholder abstains from voting on an action, that stockholder’s shares will still be counted in determining whether the requisite number of stockholders attended the Annual Meeting. If a broker does not vote on any particular action because it does not have the authority to do so, but does vote on other actions, the shares will still be counted in determining whether the requisite number of stockholders attended the Annual Meeting.

      All actions to be taken at the Annual Meeting, including the election of directors, shall be decided by an affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock.

      All valid proxies received pursuant to this solicitation will be voted in accordance with the instructions specified in the proxy. If no such instructions have been specified, the shares will be voted “FOR” each of the Company’s nominees for election to the Board of Directors and “FOR” each of the other matters discussed in this Proxy Statement.

      We do not know of any matters to be acted upon at the meeting other than those discussed in this Proxy Statement. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the solicited proxy to vote on such matters in accordance with their best judgment.

      Any stockholder who has executed and returned a proxy and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised (i) by delivering written notice prior to the Annual Meeting to the Secretary of the Company at the above address, (ii) by voting the shares represented by such proxy in person at the Annual Meeting, or (iii) by giving a later proxy at any time before the closing of the polls. Attendance at the Annual Meeting, will not, by itself, revoke a proxy.

  Voting in Person

      If you wish to attend the Annual Meeting in person, you must have an admission ticket. Advance ticket requests must be submitted in writing and received by CSK Auto Corporation on or before June 4, 2003. No advance ticket requests will be processed after that date. Submit advance ticket requests to Lon B. Novatt, Secretary, by mail at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012. Tickets will be available at the door for stockholders of record on the record date and for such stockholders’ authorized proxy holders. Each stockholder of record on the record date, or such stockholder’s authorized proxy holder, is entitled to bring one guest.

  Voting by Proxy

      If you properly execute the enclosed proxy card and return it in time for the Annual Meeting, your proxy will be considered validly given. CSK Auto Corporation is also offering stockholders the opportunity to vote by telephone or via the Internet. Instructions for stockholders interested in using one of these other methods to vote are set forth in the enclosed proxy materials.

Expenses of Solicitation

      The costs of solicitation of proxies will be borne by the Company. Such costs include preparation, printing, and mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed proxy card and the Company’s Annual Report on Form 10-K for fiscal 2002, and the reimbursement of brokerage firms and others for reasonable expenses incurred by them in connection with the forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone, facsimile or oral communications by directors, officers, or regular employees of the Company acting without special compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

      The individuals named in the table below are our nominees for election to the Board of Directors. Each of the nominees currently serves on our Board of Directors. Following the meeting, the Board of Directors will consist of eight directors. The Board has authority under our Amended and Restated By-laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings. Our directors are elected for terms of one year and will hold office until the next annual meeting of our stockholders and until his or her successor has been elected and qualified. At the Annual Meeting, all directors will be elected to serve until the 2004 Annual Meeting of Stockholders.

      Each of the nominees has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. Should any nominee become unable or unwilling to serve for any reason, it is intended that the persons named in the solicited proxy will vote for the election of such other person as may be designated by the Board of Directors.

      The Nominating & Corporate Governance Committee, discussed further below in the section concerning Board Meetings and Committees, is responsible for recommending candidates for election to the Board of Directors.

Nominees for Director

      The following table sets forth each nominee’s name, age as of April 25, 2003, and position with the Company. A brief account of each nominee’s business experience follows.

Name	Age	Position

Maynard L. Jenkins, Jr.	60	Chairman, Chief Executive Officer and Director
James G. Bazlen	53	Director
James O. Egan	54	Director
Morton Godlas	80	Director
Terilyn A. Henderson	46	Director
Charles K. Marquis	60	Director
Simon Moore	35	Director
Christopher J. Stadler	38	Director

      The affirmative vote of the holders of a majority of shares of our common stock issued and outstanding is required to elect the Company’s nominees for the Board of Directors.

      THE BOARD OF DIRECTORS UNANIMOUSLY APPROVES THE RECOMMENDATION OF THE NOMINATING & CORPORATE GOVERNANCE COMMITTEE FOR A VOTE FOR THE ELECTION OF THE COMPANY’S NOMINEES FOR THE BOARD OF DIRECTORS NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL 1 ON THE ENCLOSED PROXY CARD.

      Maynard L. Jenkins, Jr. became our Chairman of the Board and Chief Executive Officer in January 1997. Prior to joining us, Mr. Jenkins served for ten years as President and Chief Executive Officer of Orchard Supply Hardware, a specialty retailer with sixty-five stores in California that was acquired by Sears, Roebuck & Co. Mr. Jenkins’ thirty-eight years of retail management experience also includes two years as President and Chief Operating Officer of Pay ’N’ Save and fifteen years at Gemco where, among other positions, he was Vice President and General Merchandise Manager.

      James Bazlen became one of our directors in June 1994. Mr. Bazlen served as our President and Chief Operating Officer from June 1994 until his retirement from day-to-day operations in April 2000. Prior to his June 1994 promotion to President and Chief Operating Officer, Mr. Bazlen was our Vice Chairman and Chief Financial Officer from June 1991, one of our directors from November 1989 through June 1992, and also served as Senior Vice President of The Trump Group, a private investment group, from March 1986. Prior to joining The Trump Group in 1986, Mr. Bazlen served in various executive positions with General Electric Company and GE Capital for thirteen years.

      James O. Egan originally became one of our directors in April 1999. He resigned from the board in April 2001 and was reappointed in February 2002. Mr. Egan has been an executive officer of Investcorp or one or more of its wholly-owned subsidiaries since January 1999. Prior to joining Investcorp, Mr. Egan was a partner in the accounting firm of KPMG from October 1997 to December 1998. Prior to that, Mr. Egan served as Senior Vice President and Chief Financial Officer of Riverwood International, a paperboard, packaging and machinery company from May 1996 to August 1997. Prior to that, he was a partner in the accounting firm of Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP). Mr. Egan is a director of Harborside Healthcare Corporation, Werner Holding Co. (PA), and Jostens.

      Morton Godlas became one of our directors in October 1998. Mr. Godlas has been a consultant to the retail industry since retiring from Lucky Stores, Inc. in 1982 as a Corporate Senior Vice President. During his tenure with Lucky Stores, which owned both the Kragen Auto Supply and Checker Auto store chains now owned by the Company, the presidents of both Kragen and Checker reported to Mr. Godlas. Prior to his service with Lucky Stores, Mr. Godlas held various executive positions with Gemco over a twelve-year period.

      Terilyn A. Henderson became one of our directors in April 2002. She was formerly with McKinsey & Company, Inc. for eighteen years, the last six of which she served in a partnership capacity. While at McKinsey, Ms. Henderson was a co-leader of the Americas Consumer Industries practice, serving clients primarily concerning retail strategy and growth issues. Ms. Henderson has published and spoken on the particular challenges of growth for U.S. retailers. She also was a co-founder of the Global Nonprofit Practice, and led its North American Environmental sector. Ms. Henderson is a director and member of the Executive Committee of the Massachusetts Audubon Society.

      Charles K. Marquis became one of our directors in April 1999. He has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since January 1999. Prior to joining Investcorp, Mr. Marquis was a partner in the law firm of Gibson, Dunn & Crutcher LLP, our primary outside counsel. Mr. Marquis is a director of Jostens, Inc., Werner Holding Co. (PA), Inc., and Tiffany & Co., Inc.

      Simon Moore became one of our directors in February 2002. Mr. Moore has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since February 2001. Prior to joining Investcorp, Mr. Moore spent nine years with J.P. Morgan & Co., the last five as an investment officer with J.P. Morgan Capital Corporation in New York and Asia.

      Christopher J. Stadler became one of our directors in October 1996. He has been an executive of Investcorp, its predecessor or one or more of its wholly-owned subsidiaries since April 1, 1996. Prior to joining Investcorp, Mr. Stadler was a director with CS First Boston Corporation. Mr. Stadler is a director of Werner Holding Co. (PA), Inc., Werner Holding Co. (DE), Inc., Saks Incorporated, and US Unwired Inc.

Board Meetings and Committees

      The Board of Directors held eight meetings in fiscal 2002. Of the currently incumbent directors, Mr. Savio Tung, who is not standing for re-election, attended fewer than 75% of the meetings of the Board of Directors and of the committees on which he served, if any, during the period of time he served on the Board of Directors and such committees in fiscal 2002.

      Our Board of Directors has three standing committees, which are the Nominating & Corporate Governance Committee, Audit Committee, and Compensation Committee. The functions of these committees are described below.

     Nominating & Corporate Governance Committee

      The Nominating & Corporate Governance Committee is responsible for developing qualification criteria for membership on the Company’s Board of Directors, evaluating and recommending candidates for election to the Board of Directors and appointments to Board committees, reviewing and reassessing on a regular basis the Company’s corporate governance principles, and addressing other corporate governance issues that arise from time to time. The current members of our Nominating & Corporate Governance Committee are Messrs. Godlas and Moore, and Ms. Henderson. The Nominating & Corporate Governance Committee will consider director nominees recommended by our stockholders for the Company’s annual meeting to be held in 2004 provided any such proposal is submitted to us in writing on or before January 13, 2004, at our principal executive office at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012, Attn.: Lon B. Novatt, Secretary, and such proposal contains sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. The Nominating & Corporate Governance Committee held one meeting during fiscal 2002.

     Audit Committee

      The Audit Committee is responsible for assisting the Board of Directors in oversight of (i) the integrity of the Company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditors, and (iv) the Company’s compliance with legal and regulatory requirements. Commencing in fiscal 2003, the Audit Committee has the sole authority and responsibility to appoint, subject to shareholder ratification, the independent auditor and pre-approve all auditing and permitted non-audit services. In addition, the Audit Committee interacts with management, our internal audit personnel and our independent auditor to consider the adequacy of our internal controls and our financial reporting in light of the audit results and accompanying management letters. The current members of our Audit Committee are Messrs. Egan, Godlas, and Moore and Ms. Henderson. All of the members of the Audit Committee are “independent” as that term is used in the current listing standards of the New York Stock Exchange. The Audit Committee held nine meetings during fiscal 2002.

Report of the Audit Committee

      In accordance with its written charter (initially adopted by the Board of Directors in June 2000, and subsequently updated and adopted by the Board of Directors in April 2003), the Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting, internal control and audit functions. Management has the primary responsibility for the financial statements and the reporting process. PricewaterhouseCoopers LLP, the Company’s independent public accountant, is responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

      In this context, the Audit Committee (1) reviewed and discussed with management and the independent public accountant the audited financial statements; (2) discussed with the independent public accountant the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees”; and (3) received and discussed with the independent public accountant the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with the independent public accountant its compliance with the independence standards.

      The Company incurred the following fees for services performed by PricewaterhouseCoopers LLP during fiscal 2002 and fiscal 2001:

	2002	2001

Audit Fees(1)	$762,192	$659,272
Audit-Related Fees(2)	40,000	59,300
Tax Fees(3)	362,000	308,015
All Other Fees(4)	—	—

	$1,164,192	$1,026,587

(1)	The audit fees for the fiscal years ended February 2, 2003 and February 3, 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and the issuance of consents and comfort letters and the review of additional documents filed with the SEC.

(2)	The audit-related fees for the fiscal years ended February 2, 2003 and February 3, 2002, respectively, were for assurance and related services with respect to employee benefit plan audits.

(3)	Tax fees for the fiscal years ended February 2, 2003 and February 3, 2002, respectively, were for services related to tax compliance and tax planning services.

(4)	There were no fees for financial information systems design and implementation or other services for fiscal years 2002 or 2001.

      The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence in connection with its audit of the Company.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2002 for filing with the Securities and Exchange Commission. The Committee also reappointed, subject to shareholder approval, the firm of PricewaterhouseCoopers LLP as the Company’s independent public accountant.

Respectfully Submitted,

Audit Committee

James O. Egan
Morton Godlas
Terilyn A. Henderson
Simon Moore

     Compensation Committee

      The Compensation Committee is responsible for reviewing and approving the amount and type of consideration to be paid to our senior management, including our Chief Executive Officer and Chief Operating Officer. The Compensation Committee also periodically reviews increases in compensation and employee benefits paid to our other employees. In addition, the Compensation Committee administers the Company’s 1996 Executive Stock Option Plan, 1996 Associate Stock Option Plan, 1999 Employee Stock Option Plan, Directors Stock Plan, 1997 Senior Executive Stock Loan Plan, and 2000 Senior Executive Stock Loan Plan. The current members of our Compensation Committee are Messrs. Godlas and Stadler and Ms. Henderson. The Compensation Committee held one meeting during fiscal 2002.

Compensation of Directors

The Directors Stock Plan and Policy

      As part of an effort to attract, retain and motivate qualified individuals to serve on our Board of Directors, our Board of Directors adopted the CSK Auto Corporation Directors Stock Plan (the “Directors Plan”) in June 1998, and our stockholders approved it at our fiscal 1999 annual meeting of stockholders. The Directors Plan permits the Board of Directors to issue stock options, restricted stock or stock appreciation rights to directors who are not employees of the Company.

      In order to ensure consistent reimbursement and compensation of our outside directors, including the application of the Directors Plan, in October 1998 our Board of Directors adopted an outside director compensation policy. Only Mr. Godlas and Ms. Henderson are currently compensated under this policy. This policy provides for an annual stipend of $25,000, at least $10,000 of which must be paid in the form of restricted stock grants pursuant to our Directors Plan. The cash portion of the annual stipend is paid, and the shares of common stock vest, in two equal installments, generally six months after the director’s election (or re-election) to the Board and the date of the following annual meeting of our stockholders. Awards of restricted stock are valued at fair market value at the close of business on the date immediately prior to the date of the grant. As of April 25, 2003, 11,880 shares of restricted common stock under the Directors Plan have been granted, 10,001 of which have vested, 927 of which shall vest in June 2003, and 952 of which were permanently retired by the Company in December 2002.

      The outside director compensation policy also currently provides for a cash stipend of $500 for each telephonic Board of Directors meeting and committee meeting, and $1,500 plus reimbursement of reasonable expenses for attendance in person at each meeting of our Board and any committee meeting that is not held in conjunction with a meeting of the entire Board.

Compensation Committee Interlocks and Insider Participation

      No current member of our Compensation Committee is one of our executive officers or employees. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

Report of the Compensation Committee on Executive Compensation

Compensation Policies

      The Compensation Committee is responsible for discharging the Board of Director’s responsibilities relating to compensation of the Company’s executives. The Committee establishes compensation guidelines and targets based upon the performance of the Company and individual executive officers. Compensation ranges are established through periodic evaluation of the duties and responsibilities assigned to employees of various positions and the compensation paid in the general market for persons with the same or similar skills, training and ability, performing similar duties. We periodically adjust salary ranges based upon duties performed, business growth, general economic conditions of the Company and comparable wages and salaries. The Compensation Committee’s goal is to establish a compensation program that:

•	Links the interests of management and stockholders;

•	Links executive compensation with long-term CSK performance; and

•	Attracts and retains executives of high caliber and ability.

      For fiscal 2002, the Company’s compensation program consisted of base salary, an incentive bonus plan, stock option plans and a retirement plan.

     Base Salary

      Each year the Compensation Committee reviews base salaries of individual executive officers and their salary ranges. In determining adjustments to base salary and salary ranges for a particular year, the Compensation Committee may rely on consultant surveys regarding salaries and other short-term compensation at comparable companies. In making salary adjustments, the Compensation Committee also makes subjective determinations regarding the performance of individual officers.

     Incentive Bonus Plan

      At the early part of each fiscal year, the Compensation Committee establishes cash incentive bonuses for our executive officers and other eligible associates based on the achievement of specific individual and Company performance goals. For fiscal 2002, bonuses were established based on the Company’s performance of goals related to earnings per share, cash flow, and earnings before interest, taxes, depreciation and amortization, as well as achievement of individual performance goals. For fiscal 2002, our Vice Presidents and more senior officers were eligible under the plan for bonuses ranging from 25% to 160% of year-end salary based upon the Company’s achievement of a certain level of performance with respect to the established goals.

     Stock Option Plans

      We grant options to our Vice Presidents and more senior officers to purchase shares of our common stock under our 1996 Executive Stock Option Plan, 1996 Associate Stock Option Plan (“Associate Plan”) and 1999 Employee Stock Option Plan (“Employee Plan”). Our other employees are eligible to participate in the Associate Plan and the Employee Plan. In addition, as of February 2, 2003, we had granted options to purchase a total of 741,244 shares at $12.04 per share and 216,635 shares at $11 per share to Mr. Jenkins and Mr. Bazlen pursuant to the terms of their employment agreements.

      The following table summarizes the number of stock options issued, the weighted-average exercise price and the number of securities remaining to be issued under all outstanding equity compensation plans as of February 2, 2003.

EQUITY COMPENSATION PLAN INFORMATION

	Number of Securities	Weighted-average	Number of Securities
	to be Issued Upon	Exercise Price of	Remaining Available for
	Exercise of	Outstanding	Future Issuance under
	Outstanding Options,	Options, Warrants	Equity Compensation
Plan Category	Warrants and Rights	and Rights	Plans(1)

Equity compensation plans approved by security holders	2,257,938	$13.57	145,227
Equity compensation plans not approved by security holders(2)	957,879	$11.80	—

Total	3,215,817	$13.04	145,227

(1)	Excludes the securities to be issued upon exercise of outstanding options, warrants and rights.

(2)	Consists of options issued to our current Chief Executive Officer and former President under the terms of their respective employment agreements approved by the Board of Directors.

      During fiscal 2001, the Board of Directors approved a program to give the Company’s executives an opportunity to cancel certain previously granted stock options (the “initial options”) in exchange for the grant of an equal number of new stock options six months and one day after the date of cancellation of the executive’s initial options (the “Exchange Program”). The Exchange Program was approved by the Compensation Committee based upon the determination that the initial options no longer provided a meaningful incentive for these executives. Subject to the terms of the contracts governing the Exchange Program, the exercise price of the new stock options for each of the five most highly compensated executive officers of CSK Auto, Inc. (the “Named Executive Officers”) was $11 per share, based on the greater of (a) $11 per share and (b) the fair market value of our common stock on the date of the grant. The following table lists the pertinent information concerning this program for the Named Executive Officers.

OPTION REPRICINGS

						Length of
						Original Option
		Number of	Market Price			Term
		Securities	of Stock at	Exercise Price		Remaining at
		Underlying	Time of	at Time of	New	Date of
		Options	Repricing or	Repricing or	Exercise	Repricing or
Name	Date	Repriced	Amendment	Amendment	Price	Amendment

Maynard Jenkins — Chairman, Chief Executive Officer	02/09/02	216,635	$9.10	$20.00	$11.00	3.2 years
	02/09/02	72,000	$9.10	$32.25	$11.00	4.1 years
Martin Fraser — President, Chief Operating Officer	02/08/02	12,200	$9.10	$32.25	$11.00	4.1 years
Dale Ward — Executive Vice President — Commercial Operations	02/09/02	12,200	$9.10	$32.25	$11.00	4.1 years
Don Watson — Senior Vice President — Chief Financial Officer	02/09/02	12,200	$9.10	$32.25	$11.00	4.1 years
Larry Buresh — Senior Vice President — Chief Information Officer	02/09/02	1,250	$9.10	$28.13	$11.00	6.2 years
	02/09/02	25,000	$9.10	$28.13	$11.00	3.7 years
	02/09/02	17,000	$9.10	$32.25	$11.00	4.1 years

     Retirement Plan

      The Company sponsors the CSK Auto, Inc. Retirement Program, a defined contribution plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. Participation in the retirement program is voluntary and available to any employee who is 21 years of age and who has worked for us for more than one year. The Company has historically elected to match a portion of a participant’s contributions to this plan.

CEO Compensation

      Pursuant to the terms of the Incentive Program adopted by the Compensation Committee of the Board of Directors, Mr. Jenkins is entitled to an annual cash incentive bonus in an amount equal to a percentage of his annual base salary determined in reference to the achievement of specific Company financial targets and individual performance goals as established by the Compensation Committee. For fiscal 2002, the bonus paid to Mr. Jenkins was based on the Company’s achievement of financial measures consisting of (i) earnings per share (EPS), (ii) earnings before interest, taxes, depreciation and amortization (EBITDA), and (iii) cash flow from operating activities, less capital expenditures, as well as Mr. Jenkins’ achievement of individual performance goals.

      For fiscal 2002, the Company paid Mr. Jenkins an annual base salary of $770,452, and a bonus pursuant to the Incentive Program of $825,413 which was based on achievement by the Company of the EPS and EBITDA-related goals, as well as Mr. Jenkins’ achievement of individual performance goals previously established by the Compensation Committee.

      Mr. Jenkins was also paid a bonus in the amount of $250,000 in April 2002 in recognition of the Company’s improved financial performance in the first part of fiscal 2002, following the Company’s refinancing which was completed near the end of fiscal 2001.

      Mr. Jenkins was granted 338,635 stock options during fiscal 2002, 288,635 of which were in connection with the Exchange Program described above. Mr. Jenkins also has a supplemental retirement plan agreement with the Company discussed further below under the caption “Employment Agreements.”

Respectfully Submitted,

Compensation Committee

Morton Godlas
Terilyn A. Henderson
Christopher J. Stadler

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Transactions with Certain Security Holders and Others

      Historically, we entered into certain real property leases for our corporate headquarters and related parking lot facilities with entities affiliated with the Carmel Group, a former large stockholder group of the Company. While these leases are still in effect, in November 2002, in connection with the sale by the Carmel Group entities of all of their remaining shares of our common stock, the three members of our Board of Directors associated with the Carmel Group resigned from the Company’s Board of Directors.

      On December 21, 2001, in connection with the Company’s refinancing of its then existing credit facility, CSK Auto Corporation sold $50 million aggregate principal amount of 7% convertible subordinated debentures due December 2006 (the “convertible debentures”) and related contingently exercisable warrants (the “make-whole warrants”), consisting of $30 million in principal amount and one make-whole warrant to Investcorp CSK Holdings L.P., an affiliate of Investcorp S.A., one of our principal stockholders, and $20 million in principal amount and one make-whole warrant to an unrelated third party investor, LB I Group Inc. (“LB I”), in a private placement. Pursuant to the agreements relating to the debentures, interest on the debentures was payable in additional shares of our common stock. The convertible debentures and make-whole warrants issued to Investcorp CSK Holdings L.P. were on the same terms and conditions as those issued to LB I. In May 2002, we converted these debentures for both Investcorp CSK Holdings L.P. and LB I into approximately 5.75 million shares of our common stock (approximately 3.45 million shares to Investcorp CSK Holdings L.P. and 2.3 million shares to LB I) based on a conversion price of $8.69 per share. An additional 136,580 shares were issued as interest on the convertible debentures for the period of December 2001 through the date of conversion. Pursuant to the terms of the agreements governing these transactions, no make-whole warrants were issuable. We believe that the terms of the transactions were no less favorable to us than terms that may have been available from independent third parties at the time of the applicable transaction.

      Upon his retirement as President and Chief Operating Officer of the Company in April 2000, the Company entered into an agreement with Mr. James Bazlen, a current director on the Company’s Board of Directors, for the performance of specific projects for the Company, as designated by the Chief Executive Officer and/or new President and Chief Operating Officer, for an annual fee of $100,000 and continued payment of certain benefits. This agreement does not have a fixed term, but is terminable by either party upon written notice.

     Stockholders’ Agreement

      At the time of our recapitalization in October 1996, each of our stockholders at the time (the “Agreeing Stockholders”), CSK Auto Corporation and CSK Auto, Inc. entered into a stockholders’ agreement which restricted the transfer of shares of common stock held by the Agreeing Stockholders. The stockholders’ agreement also entitled the Agreeing Stockholders to certain rights regarding the transfer of their shares (including registration rights) and corporate governance. Any party who purchased shares from the Agreeing Stockholders became a party to the stockholders’ agreement as well. In addition, in December 1997, upon the purchase of newly issued common stock, Transatlantic Investments, LLC (formerly known as Transatlantic Finance, Ltd., an affiliate of the Carmel Group), and South Bay Limited, an affiliate of Investcorp, and their subsequent transferees, became parties to the stockholders’ agreement. In November 2002, the stockholders’ agreement, other than the registration rights provisions, terminated by its terms upon the sale by the entities affiliated with the Carmel Group of their remaining shares of CSK Auto Corporation common stock.

EXECUTIVE OFFICERS

      The following table sets forth the name, age as of April 25, 2003, and position of each of our executive officers. Below the table appears a brief account of each executive officer’s business experience, other than Mr. Jenkins, whose background is described above under the caption “Election of Directors.” Our executive officers also have the same titles at our subsidiary, CSK Auto, Inc.

Name	Age	Position

Maynard Jenkins	60	Chairman, Chief Executive Officer and Director
Martin Fraser	48	President and Chief Operating Officer
Dale Ward	53	Executive Vice President — Commercial Operations
Larry Buresh	58	Senior Vice President and Chief Information Officer
Larry Ellis	48	Senior Vice President — Logistics
Lon Novatt	42	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary
Hal Smith	52	Senior Vice President — Merchandising and Marketing
Don Watson	47	Senior Vice President and Chief Financial Officer

      Martin Fraser became our President and Chief Operating Officer in April 2000. Prior to this assignment, Mr. Fraser served as Executive Vice President — Merchandising, Distribution and Commercial. Mr. Fraser began his career with the Company twenty-five years ago and has served the Company in several executive positions including Sr. Vice President — Merchandising, Transportation, Replenishment, and Marketing.

      Dale Ward became our Executive Vice President — Commercial Operations in October 2001, following service as Senior Vice President — Store Operations since March 1997. Prior to that, Mr. Ward served as Executive Vice President and Chief Operating Officer of Orchard Supply Hardware since April 1996. Mr. Ward served as President and Chief Executive Officer of F&M Super Drug Stores, Inc., a drugstore chain, from 1994 to 1995. He also served as President and Chief Executive Officer of Ben Franklin Stores, Inc., a variety and craft store chain, from 1988 to 1993, and as Chairman of Ben Franklin Crafts Inc., a craft store chain, from 1991 to 1993.

      Larry Buresh became our Senior Vice President and Chief Information Officer in November 1998. Prior to that, Mr. Buresh was Vice President and Chief Information Officer of Chief Auto Parts, Inc. from 1995 to November 1998. From 1994 to 1995, Mr. Buresh was Senior Director of Central Information Services for Sears, Roebuck & Co. From 1986 to 1994, Mr. Buresh was Vice President and Chief Information Officer of Frank’s Nursery & Crafts, Inc. Prior to that, Mr. Buresh was Vice President of Management Information Services for Ben Franklin Stores Company.

      Larry Ellis became our Senior Vice President — Logistics in April 2002. Prior to that, Mr. Ellis served as Vice President — Distribution, Transportation, Priority Parts and Replenishment. Mr. Ellis began his career with the Company twenty-seven years ago and has served the Company in several middle and senior management positions.

      Lon Novatt became our Senior Vice President, Chief Administrative Officer, General Counsel and Secretary in April 2002. Prior to that, Mr. Novatt served as Senior Vice President — Real Estate, General Counsel and Secretary since June 1997. Prior to that, Mr. Novatt was our Vice President — Legal, General Counsel and Secretary since December 1995. From March 1994 to November 1995, Mr. Novatt was Senior Counsel for Broadway Stores, Inc., a department store chain. From October 1985 to February 1994, Mr. Novatt was with the Los Angeles law firm of Freeman, Freeman & Smiley where he was a partner from January 1992 to February 1994.

      Hal Smith became our Senior Vice President for Merchandising and Marketing in October 2001. Prior to that, Mr. Smith served as the President and Chief Executive Officer of Home Warehouse in San Mateo, California, following his tenure as President of Pro Bass Companies from 1998 to 2000. From 1996 to 1998,

Mr. Smith was a consultant and merchandising executive with The Home Depot. Mr. Smith’s nearly thirty years of retail experience, which began in 1972 with Handy Dan Corporation, included serving in the late 1980s and 1990s at both Builder’s Emporium and Ernst Home Centers as President and Chief Executive Officer.

      Don Watson became our Senior Vice President and Chief Financial Officer in March 2003. Prior to that, Mr. Watson served as Senior Vice President, Chief Financial Officer and Treasurer since December 1997. Prior to that, Mr. Watson had been our Vice President — Finance, Controller and Treasurer since April 1993. From June 1988 to March 1993, he was our Vice President and Controller.

Executive Compensation

      CSK Auto Corporation is a holding company with no business operations of its own; all of its business is conducted through its wholly-owned subsidiary, CSK Auto, Inc. The officers of the Company receive their compensation from CSK Auto, Inc. and receive no additional compensation in their capacities as officers of the Company.

      The following table sets forth information concerning the annual and long-term compensation earned in fiscal 2002, fiscal 2001 and fiscal 2000 by the Named Executive Officers:

EXECUTIVE COMPENSATION TABLE

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
	Fiscal				Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)		Options	Compensation($)(3)

			(1)	(2)
Maynard Jenkins	2002	770,452	250,000	825,413	338,635	12,494
Chairman, Chief Executive	2001	725,000	—	—	—	10,510
Officer	2000	707,284	—	—	—	283,817 (4)
Martin Fraser	2002	302,867	125,000	324,473	37,200	6,440
President, Chief Operating	2001	281,540	—	—	2,682	6,054
Officer	2000	269,243	—	—	3,383	5,694
Dale Ward	2002	284,431	75,000	174,413	24,700	5,696
Executive Vice President —	2001	264,540	—	—	1,948	3,523
Commercial Operations	2000	254,182	—	—	2,128	4,460
Don Watson	2002	242,543	125,000	148,584	29,700	5,772
Senior Vice President —	2001	223,795	—	—	2,005	6,159
Chief Financial Officer	2000	210,244	—	—	2,225	5,556
Larry Buresh	2002	246,801	75,000	164,996	55,750	6,915
Senior Vice President —	2001	230,233	—	—	—	6,545
Chief Information Officer	2000	209,610	—	—	—	5,996

(1)	Represents amounts paid in April 2002 in recognition of the Company’s improved financial performance in the first part of fiscal 2002, following the Company’s refinancing which was completed near the end of fiscal 2001.

(2)	Represents amounts paid in May 2003 in recognition of full fiscal 2002 performance based on the Company’s achievement of EPS and EBITDA related goals, as well as achievement of individual performance goals previously established by the Compensation Committee.

(3)	Includes insurance premiums paid by the Company with respect to term life insurance covering the executives, contributions made by the Company to its 401(k) retirement plan based upon executive officer contributions, and other imputed income.

(4)	Includes the forgiveness of $250,000 principal amount of a loan and accrued interest extended to Mr. Jenkins in connection with his relocation upon becoming our Chief Executive Officer.

      The following table provides information with respect to stock options granted during fiscal 2002 to each of the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value
					at Assumed Annual Rate
	Number of	% of Total			of Stock Price Appreciation
	Securities	Options Granted	Exercise		for Option Term
	Underlying	to Employees in	Price
Name	Options Granted	Fiscal Year	($/Share)	Expiration Date	5%	10%

Maynard Jenkins	288,635	30%	$11.00	February 9, 2009	$622,409	$2,084,090
	50,000	5%	$9.87	April 5, 2009	$213,568	$485,730
Martin Fraser	12,200	1%	$11.00	February 8, 2009	$26,308	$88,090
	25,000	3%	$9.87	April 5, 2009	$106,784	$242,865
Dale Ward	12,200	1%	$11.00	February 9, 2009	$26,308	$88,090
	12,500	1%	$9.87	April 5, 2009	$53,392	$121,433
Don Watson	12,200	1%	$11.00	February 9, 2009	$26,308	$88,090
	17,500	2%	$9.87	April 5, 2009	$74,749	$170,006
Larry Buresh	43,250	5%	$11.00	February 9, 2009	$93,264	$312,288
	12,500	1%	$9.87	April 5, 2009	$53,392	$121,433

      The following table contains certain information regarding options to purchase shares of common stock held as of the end of fiscal 2002 by each of the Named Executive Officers:

AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares	Value	Options at Fiscal Year End		Fiscal Year End($)(1)
	Acquired on	Realized
Name	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Maynard Jenkins	—	—	766,542	50,000	$—	$5,250
Martin Fraser	—	—	81,751	25,494	$—	$2,625
Don Watson	—	—	66,708	17,655	$—	$1,837
Dale Ward	—	—	52,735	12,627	$—	$1,312
Larry Buresh	—	—	50,525	14,375	$—	$1,312

(1)	Values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $9.97, which was the closing price reported by the New York Stock Exchange on January 31, 2003.

Employment Agreements

      We have an employment agreement with Mr. Jenkins, discussed above under the caption “CEO Compensation”. Mr. Jenkins’ annual bonus is awarded based upon goals for financial performance and operating results of the Company and individual performance goals as established by the Compensation Committee of the Board of Directors during the first quarter of any fiscal year. The Compensation Committee has broad discretion in determining the measures upon which Mr. Jenkins’ bonus will be based, but in the past has used criteria such as net income and earnings per share. Mr. Jenkins was paid an annual base salary during fiscal 2002 of $770,452. Mr. Jenkins’ employment agreement does not contain a stated termination date, but rather is terminable at will by either party. Mr. Jenkins’ employment agreement provides that if he is terminated without Cause (as defined in such employment agreement) or if he terminates his employment for

Good Reason (as defined in his employment agreement and which includes a change of control in the Company), he will continue to receive his base salary and performance bonus for a period of two years from his termination.

      The Company also has a supplemental retirement plan agreement with Mr. Jenkins which provides supplemental retirement benefits for a period of ten years beginning the earlier of (i) February 1, 2006, and (ii) the first anniversary of the effective date of termination of his employment for any reason other than for Cause (as defined in such retirement plan agreement). The benefit amount payable to Mr. Jenkins under this agreement is based on the percentage of the benefit vested as of the date of termination of his employment, not to exceed $600,000 per annum.

      The Company has employment agreements with Messrs. Fraser, Buresh, Ward, and Watson. All of such agreements entitle these named executives to receive certain severance benefits if the Company terminates the executive’s employment without Cause (as defined in such agreement) or if the executive terminates his employment for Good Reason (as defined). Generally, the severance benefits consist of the continued payment of a certain percentage (between 50% – 100% for these named executives) of salary, benefits and incentive compensation for a certain period (six to twelve months for these named executives), and the amount of then accrued and unused vacation, and outplacement services. These agreements also contain change of control provisions, which provide these executives with supplemental retention and severance benefits in the event of a Change of Control (as defined) of the Company. Generally, these benefits consist of a lump sum retention bonus payment if the executive remains employed with the Company or surviving corporation for a period of time after a Change of Control or the Company terminates his employment without Cause or the executive terminates his employment for Good Reason within such period of time after the Change of Control date. These provisions also provide these named executives with special severance benefits, consisting generally of continued salary, benefits and incentive compensation, accrued and unused vacation, and outplacement services, if, within twelve months following a Change of Control of the Company, the executive terminates his employment for Good Reason or the Company terminates such executive’s employment without Cause. The Company has similar employment agreements with its other senior executives.

Indebtedness

      Messrs. Buresh and Watson have loans outstanding in excess of $60,000 in connection with our Senior Executive Stock Loan Plans. These Plans permitted us to extend loans to the program participants for the purchase of shares of the Company’s common stock on the open market pursuant to the terms of the plan documents. Interest, which accrues on the participant’s then outstanding loan balance, is calculated quarterly, payable in arrears, and is equal to the average rate paid by CSK Auto, Inc. under the revolving portion of its senior credit facility during such period, 4.93% for the quarter ended February 2, 2003. As of the end of fiscal 2002, the largest aggregate amount of indebtedness outstanding (including accrued and unpaid interest) under these Plans was approximately $109,462 for Mr. Buresh and $65,148 for Mr. Watson. As of the end of fiscal 2002, no additional loans will be extended under these Plans.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on our common stock to the cumulative total stockholder return on shares of companies in (1) the Standard & Poor’s 500 Index; and (2) the Standard & Poor’s Midcap Specialty Stores Index. The Standard & Poor’s Midcap Specialty Stores Index consists of Barnes & Noble, Borders Group, Claire’s Stores, Michaels Stores, Pier 1 Imports, Payless ShoeSource, and Williams Sonoma.

      The period covered is from March 12, 1998 (the first day our common stock was traded on the New York Stock Exchange) through February 2, 2003. The graph assumes that $100 was invested on March 12, 1998 in our common stock and in each comparison index, and assumes that any dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

Total Cumulative Shareholder Return for the Period 3/12/98-Fiscal 2002

	Mar. 12, 1998	Jan. 31, 1999	Jan. 30, 2000	Feb. 4, 2001	Feb. 3, 2002	Feb. 2, 2003

CSK Auto Corporation	$100	$168.8	$58.8	$30.5	$46.0	$49.7

S&P 500	100	119.8	127.3	126.3	105.0	80.1

S&P Midcap Specialty Stores	100	103.2	104.1	95.3	125.4	101.3

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information concerning beneficial ownership of our common stock as of February 2, 2003 (except as indicated below), by (1) each person we know to be a beneficial owner of more than 5% of our outstanding common stock, (2) each director of the Company who could be deemed to be the beneficial owner of shares of our common stock, (3) each current Named Executive Officer who could be deemed to be the beneficial owner of shares of our common stock, and (4) all directors and executive officers of the Company as a group:

	Number of	Total Voting
Name	Shares(**)	Power(%)

Investcorp CSK Holdings L.P.(1)(2)	4,099,232	9.08
Investcorp, S.A.(1)(2)	5,445,295	12.06
SIPCO Limited(3)	5,445,295	12.06
OppenheimerFunds, Inc.(4)	6,412,800	14.20
Oppenheimer Capital Income Fund(4)	6,390,000	14.15
Lehman Brothers Holdings Inc.(5)	2,370,267	5.25
Lehman Brothers Inc.(5)	2,370,267	5.25
LB I Group Inc.(5)	2,370,267	5.25
Cobalt Capital Management, Inc.(6)	2,258,300	5.0
James Bazlen(7)(8)	637,694	1.40
James O. Egan	—	—
Morton Godlas(10)	6,521	*
Terilyn A. Henderson(11)	1,012	*
Charles K. Marquis(12)	41,000	*
Simon Moore	5,000	*
Maynard Jenkins(8)(13)	807,142	1.75
Christopher J. Stadler	46,000	*
Savio W. Tung	13,000	*
Martin Fraser(8)	105,001	*
Larry Buresh(8)	96,650	*
Dale Ward(8)	62,852	*
Don Watson(8)(9)	81,837	*
All directors and executive officers as a group (16 persons)(7)-(13)	1,983,739	4.25

   *     Less than 1%.

**	These amounts include shares that these persons had a right to acquire within sixty days after February 2, 2003, through the exercise of stock options and vested shares they hold in the Company’s 401(k) Plan.

(1)	At the time of our recapitalization in October 1996, CSK Auto Corporation entered into a stockholders’ agreement with each of our stockholders at the time (such stockholders’ agreement as thereafter amended and supplemented from time to time referred to herein as the “stockholders’ agreement”). As of February 2, 2003, the Investcorp Group, as defined in the stockholders’ agreement, owned 9,586,256 shares, or 21.2% of our outstanding common stock. The Carmel Group, as defined in such stockholders’ agreement, sold all of its remaining shares in November 2002 in a secondary public offering. Upon the completion of such offering, the stockholders’ agreement, other than the registration rights provisions, terminated by its terms. The shares attributable to Investcorp, S.A. (“Investcorp”) in this table include the 4,099,232 shares of our common stock held by Investcorp CSK Holdings L.P., an affiliate of Investcorp.

(2)	Investcorp does not directly own any stock in the Company. The number of shares of common stock shown as beneficially owned by Investcorp includes all of the shares beneficially owned by Investcorp Investment Equity Limited, a Cayman Islands corporation and a wholly-owned subsidiary of Investcorp and by Investcorp CSK Holdings L.P., a Cayman Islands Limited Partnership in which Investcorp both owns a majority economic ownership interest and is the sole general partner. Investcorp owns no stock in Equity CSKA Limited, Equity CSKB Limited, Equity CSKC Limited, South Bay Limited, Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia Limited, J.P. Morgan (Suisse) S.A., or the beneficial owners of these entities. Each of Equity CSKA Limited, Equity CSKB Limited, Equity CSKC Limited, South Bay Limited, Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited and Zinnia Limited is a Cayman Islands corporation. Investcorp may be deemed to share beneficial ownership of the shares of voting stock held by these entities because the entities or their stockholders or principals have entered into revocable management services or similar agreements with an affiliate of Investcorp pursuant to which each of such entities or their stockholders or principals has granted such affiliate the authority to direct the voting and disposition of the common stock owned by such entity for so long as such agreement is in effect. Investcorp is a Luxembourg corporation with its registered address at 37 Rue Notre Dame, Luxembourg.

(3)	SIPCO Limited may be deemed to control Investcorp through its ownership of a majority of the stock of a company that indirectly owns a majority of Investcorp.

(4)	Oppenheimer Capital Income Fund (“OCIF”) is a registered investment company managed by OppenheimerFunds, Inc. (“OFI”), an investment adviser. Of the shares of common stock shown as beneficially owned by OFI, OFI has sole voting power with respect to none of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to none of such shares, and shared dispositive power with respect to 6,412,800 of such shares. Of the shares of common stock shown as beneficially owned by OCIF, OCIF has sole voting power with respect to 6,390,000 shares, shared voting power with respect to none of such shares, sole dispositive power with respect to none of such shares, and shared dispositive power with respect to 6,390,000 of such shares. The address for OFI is 498 7th Avenue, 10th Floor, New York, New York 10018. The address for OCIF is 6803 S. Tucson Way, Englewood, Colorado 80112. The information with respect to OFI and OCIF is as of December 31, 2002, and was obtained from the Schedule 13G filed on their behalf on February 13, 2003.

(5)	Lehman Brothers Inc. (“LBI”) is a registered Broker-Dealer. The shares reported as beneficially owned by Lehman Brothers Holdings Inc. (“Holdings”) represent the shares of our common stock beneficially owned by LB I Group Inc. (“LB I Group”), a wholly owned subsidiary of LBI, a wholly-owned subsidiary of Holdings. Of the shares of common stock shown as beneficially owned by Holdings, Holdings has sole voting power with respect to 2,370,267 of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to 2,370,267 of such shares, and shared dispositive power with respect to none of such shares. Of the shares of common stock shown as beneficially owned by LB I, LB I has sole voting power with respect to 2,370,267 of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to 2,370,267 of such shares, and shared dispositive power with respect to none of such shares. Of the shares of common stock shown as beneficially owned by LB I Group, LB I Group has sole voting power with respect to 2,370,267 of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to 2,370,267 of such shares, and shared dispositive power with respect to none of such shares. The address for Holdings, LB I and LB I Group is 745 Seventh Avenue, New York, New York 10019. The information with respect to Holdings, LB I and LB I Group is as of December 31, 2002, and was obtained from the Schedule 13G/A filed on their behalf on February 14, 2003.

(6)	Cobalt Capital Management, Inc. (“Cobalt”) is a hedge fund. Of the shares of common stock shown as beneficially owned by Cobalt, Cobalt has sole voting power with respect to 2,258,300 of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to 2,258,300 of such shares, and shared dispositive power with respect to none of such shares. The address for Cobalt is 237 Park Avenue, Suite 900, New York, New York 10012. The information with respect to Cobalt is as of January 8, 2003, and was obtained from the Schedule 13G filed on its behalf on March 18, 2003.

(7)	Includes 259,857 shares of our common stock held by a revocable family trust and 2,000 shares of our common stock owned by Mr. Bazlen’s children.

(8)	Includes the following shares of our common stock that the following individuals have the right to acquire upon exercise of options: Maynard Jenkins (783,542); James Bazlen (375,837); Martin Fraser (90,745); Larry Buresh (56,650); Dale Ward (57,112); Don Watson (72,813); and other executive officers (80,030).

(9)	Includes 1,624 shares of our common stock held by Mr. Watson in the common stock fund of the Company’s 401(k) Plan.

(10)	Consists of 5,965 shares of common stock held by a revocable family trust; includes 556 shares of restricted common stock granted in June 2002 pursuant to our Directors Stock Plan which, subject to the terms and conditions of such Plan, shall vest in June 2003; excludes 200 shares of common stock held by Mr. Godlas’ son-in-law, of which Mr. Godlas disclaims beneficial ownership.

(11)	Includes 371 shares of restricted common stock granted in June 2002 pursuant to our Director Stock Plan which, subject to the terms and conditions of such Plan, shall vest in June 2003.

(12)	Includes 1,000 shares of our common stock held in trusts of which Mr. Marquis is trustee for the benefit of his adult children.

(13)	Includes 23,600 shares of common stock held in revocable family trusts.

PROPOSAL 2

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT

      The Audit Committee of the Board of Directors has reappointed PricewaterhouseCoopers LLP (“PwC”) as our independent public accountant for fiscal 2003. The stockholders are requested to ratify this appointment. The appointment of PwC as our independent public accountant will be deemed to be ratified upon approval by a majority of the issued and outstanding shares of the Company entitled to vote at the Annual Meeting.

      PwC has been our independent public accountant since December 1996, and no relationship exists other than the relationship between independent public accountant and client.

      If the appointment of PwC as independent public accountant for fiscal 2003 is not ratified by the stockholders, the Audit Committee will consider other independent public accountants for our next fiscal year. However, because of the difficulty in making any substitution of an independent public accountant for the current year, the appointment of PwC for fiscal 2003 will stand, unless the Audit Committee finds other reason for making a change.

      A representative of PwC will be available at the Annual Meeting to make a statement if he/she desires to do so and to respond to appropriate questions from stockholders.

      The affirmative vote of the holders of a majority of shares of our common stock issued and outstanding is required to ratify the appointment of PwC as our independent public accountant.

      THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR FISCAL 2003, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

PROPOSAL 3

APPROVAL OF

THE CSK AUTO CORPORATION
2003 EXECUTIVE INCENTIVE PROGRAM

2003 Executive Incentive Program

      On April 15, 2003, the Compensation Committee of the Board of Directors adopted, subject to the approval of our stockholders, the terms for certain annual incentive bonuses to be paid to Maynard Jenkins and Martin Fraser pursuant to the terms of an incentive plan (the “Incentive Program”). The Incentive Program will become effective only upon approval by a majority of the outstanding shares of the Company entitled to vote at the Annual Meeting.

     Purpose

      Messrs. Jenkins and Fraser are entitled to annual cash incentive bonuses in an amount equal to a percentage of their respective annual base salaries determined with reference to financial targets established by the Compensation Committee. In order to qualify these annual cash incentive bonuses for favorable tax treatment under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Board of Directors has established the Incentive Program and has made the payment of bonuses under the Incentive Program contingent on our stockholders’ approval.

     Eligibility

      Only Messrs. Jenkins and Fraser are eligible for participation in the Incentive Program.

     Terms

      Under the Incentive Program, the Compensation Committee may grant cash incentive bonuses to Messrs. Jenkins and Fraser if the performance goals established by the Committee for fiscal 2003 are achieved. The bonuses to be paid to Messrs. Jenkins and Fraser for fiscal 2003 will be based on (i) the Company’s earnings per share (EPS), (ii) the Company’s earnings before interest, taxes, depreciation and amortization (EBITDA), (iii) the Company’s cash flow from operating activities, less capital expenditures, and (iv) achievement of certain individual performance goals which are based upon the Company’s performance relative to specific competitors with respect to the following measures: (a) comparable store sales, (b) earnings before interest, taxes, depreciation, amortization and rental expense (EBITDAR), (c) inventory turnover, and (d) cash flow.

      In fiscal 2003, based on current base salary (which may be increased during the year), Mr. Jenkins may not be awarded an annual incentive bonus under the Incentive Program in excess of $1,240,000, and Mr. Fraser may not be awarded an annual incentive bonus under the Incentive Program in excess of $520,000, as shown in the table below.

2003 Incentive Program

Name and Position	Dollar Value($)*

Maynard Jenkins	$1,240,000
Chairman, Chief Executive Officer
Martin Fraser	520,000

President, Chief Operating Officer
Total	$1,760,000

* These maximum amounts are limitations and do not represent targets.

Federal Income Tax Consequences

      Section 162(m) of the Code generally disallows a federal income tax deduction to public companies to the extent that compensation paid to the company’s chief executive officer and each of the company’s four other most highly compensated officers in any single fiscal year exceeds $1 million. Certain compensation, including “performance-based” compensation meeting the requirements of Section 162(m), is excluded from the determination as to whether the $1 million threshold has been reached with respect to a particular employee. For compensation to constitute “performance-based” compensation, such compensation must be conditioned upon the attainment of one or more “performance goals.” To satisfy the requirements that apply to performance-based compensation, the material terms of the “performance goals” that are set forth above must be approved by the Company’s stockholders, and approval of the Incentive Program will also constitute approval of the foregoing terms.

      Assuming that our stockholders approve the Incentive Program, incentive payments made under the Program will qualify as “performance-based compensation” that is exempt from the $1 million deduction limit imposed by Section 162(m).

      The affirmative vote of the holders of a majority of shares of our common stock issued and outstanding is required to adopt the CSK Auto Corporation 2003 Executive Incentive Program.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2003 EXECUTIVE INCENTIVE PROGRAM FOR CERTAIN SENIOR EXECUTIVES, WHICH IS DESIGNATED AS PROPOSAL 3 ON THE ENCLOSED PROXY CARD.

OTHER MATTERS

Stockholder Proposals

      Our By-Laws and Securities and Exchange Commission rules permit stockholders to submit proposals for consideration at annual meetings of stockholders. Any such proposals for an annual meeting must be delivered to the Secretary at the principal executive offices of the Company no later than 120 calendar days before the date corresponding with the date set forth on the Proxy Statement distributed to stockholders in connection with the annual meeting of the preceding fiscal year in order to be deemed timely raised for action at the Annual Meeting. The advance notice provisions of the Company’s By-Laws and the Securities and Exchange Commission rules require that any proposal or nomination for the Company’s Annual Meeting to be held in 2004 must be submitted in writing to the Secretary of the Company at least 120 days prior to the anniversary of the date set forth on this Proxy Statement. As such, in order for any proposal to be included in proxy materials relating to the Company’s Annual Meeting to be held in 2004, such proposals must be submitted to the Company on or before January 13, 2004, and must otherwise comply with our By-Laws and with applicable rules of the Securities and Exchange Commission. Proposals should be sent to our principal executive office at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012, Attn.: Lon B. Novatt, Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s common stock (herein collectively, our “Section 16 insiders”) to file certain forms reporting their ownership and changes in ownership of our stock with the Securities and Exchange Commission and the New York Stock Exchange, and to furnish the Company with copies of these filings. Based solely on our review of the copies of such forms that we received, we believe that other than SIPCO Limited, Investcorp CSK Holdings L.P. and INVESTCORP, S.A., each of which filed one Form 4 non-timely to report one transaction during fiscal 2002, all of our Section 16 insiders complied with these reporting obligations for fiscal 2002.

      Please promptly complete, date, sign and mail the accompanying proxy card in the postage-paid envelope enclosed for your convenience or vote by telephone or via the Internet as indicated on the enclosed proxy materials. Giving us your proxy by any of these methods will not prevent you from attending the Annual Meeting and voting in person.

Phoenix, Arizona

May 14, 2003

ADOPTED 04/15/03

CSK AUTO CORPORATION

AUDIT COMMITTEE CHARTER

I. Purpose

      The Audit Committee (“Committee”) is appointed by the Board of Directors for the purpose of:

(A) Assisting the Board in oversight of:

(1) the integrity of the Company’s financial statements,

(2) the independent auditor’s qualifications and independence,

(3) the performance of the Company’s internal audit function and independent auditors, and

(4) the Company’s compliance with legal and regulatory requirements.

(B) Preparing the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

II. Composition

      The Board shall appoint an Audit Committee of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson. For purposes hereof, “independent” shall mean a director who meets the independence requirements of the New York Stock Exchange (“NYSE”), the Securities Exchange Act of 1934 (“Exchange Act”), and the rules and regulations of the SEC.

      Each member of the Committee must be financially literate, or must become financially literate within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise, as such qualifications are interpreted by the Board in its business judgment. The Board shall seek to identify and appoint to the Committee, and/or maintain on the Committee, at least one member who is an “audit committee financial expert”, as such term is defined by the SEC.

      Committee members shall not simultaneously serve on the audit committee of more than two other public companies without the Board’s prior determination that such simultaneous service would not impair the ability of such member to effectively serve on the Committee, and disclosure of such determination in the Company’s annual proxy statement as required by the rules of the NYSE.

III. Authority, Duties and Responsibilities

A. General.

      1. Independent Auditor. The Committee shall have the sole authority to select, appoint and replace the independent auditor subject, if applicable, to shareholder ratification. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

      The Committee shall pre-approve all auditing services and develop policies and procedures regarding permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exception for non-audit services (as described in Section 10A(i)(1)(B) of the Exchange Act). The Committee may delegate authority to one or more designated members of the Committee to grant pre-approvals of audit and permitted non-audit services, provided that decisions made by any such designated members shall be reported to the full Committee at each of its scheduled meetings.

      2. Independent Advisors. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any other such independent advisors employed by the Committee.

      3. Meetings. The Committee shall meet (either in person or telephonically) as often as it deems necessary or appropriate, but not less frequently than quarterly. The Committee shall meet periodically in separate executive sessions with management, the independent auditor and internal auditors, respectively. The Committee may also meet independently, outside of the presence of management, the independent auditor or the internal auditors, as it deems necessary or appropriate.

      4. Reporting to the Board. The Committee shall report regularly to the Board regarding its activities.

      5. Review and Assessment. The Committee shall review and reassess the adequacy of this Charter annually, and recommend any proposed changes to the Board for approval. The Committee shall evaluate annually its own performance.

      6. Additional Duties. The Committee shall, in addition to the performance of the duties described in this Charter, undertake such additional duties as from time to time may be:

(a) delegated to it by the Board;

(b) required by law or under the rules of the NYSE; or

(c) deemed desirable, necessary or appropriate, in the Committee’s discretion, in connection with its functions described in this Charter.

B. Financial Statement and Disclosure Matters.

      The Committee shall:

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K; and review and discuss with management and/or the independent auditor, as the Committee deems necessary or appropriate, the Chief Executive Officer’s letter to shareholders accompanying each annual report/ Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3. Review with the independent auditor the following (in connection with any audits conducted by the independent auditor):

(a) All critical accounting policies and practices to be used;

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

4. Discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. (Such discussion may be done generally [i.e., discussion of the types of information to be disclosed and the type of presentation to be made]).

5. Discuss with management the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

7. Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein, and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

C. Oversight of the Company’s Relationship with the Independent Auditor.

      The Committee shall:

1. Obtain and review a report from the independent auditor at least annually describing (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

2. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

D. Oversight of the Company’s Internal Audit Function.

      The Committee shall have oversight responsibility with respect to the Company’s internal audit function.

E. Compliance Oversight.

      The Committee shall:

1. Review with the Company’s management, legal counsel, internal audit personnel and independent auditor the Company’s compliance with legal and regulatory requirements, including insider trading and affiliated party transactions and any other legal or regulatory matters that could have a material impact on the Company’s operations and/or financial statements, and related Company compliance programs, codes and policies, and monitor the results of the Company’s compliance efforts.

2. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

3. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

PROXY CARD

Proxy Solicited by the Board of Directors for
Annual Meeting of Stockholders
to be held on Wednesday, June 11, 2003
at 9:00 A.M. Mountain Standard (Phoenix Local) Time
The Arizona Biltmore
2400 E. Missouri Avenue
Phoenix, Arizona

The undersigned hereby appoints Lon Novatt and Randi Morrison, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in CSK Auto Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Arizona Biltmore, Phoenix, Arizona on Wednesday, June 11, 2003 at 9:00 a.m. Mountain Standard (Phoenix local) Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

(Continued, and to be signed on the other side)

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 through 3.

Address Change/Comments (Mark the corresponding box on the reverse side)

- Detach here from proxy voting card. -

YOUR VOTE IS IMPORTANT!

You can give your proxy in one of three ways:

1.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

OR

2.	CALL TOLL FREE 1-800-435-6710 on a touch-tone telephone and follow the instructions. There is NO CHARGE to you for this call.

OR

3.	Access our web site www.eproxy.com/cao to vote your shares.

If you plan to attend the Annual Meeting in person, please remember to send your written request for an admission ticket to:

CSK Auto Corporation
645 East Missouri Avenue, Suite 400
Phoenix, AZ 85012
Attn: Lon Novatt, Secretary

Mark Here	☐
for Address
Change or
Comments
PLEASE SEE REVERSE SIDE

					FOR all nominees
				FOR all	listed below
				nominees	(except as marked to
				listed below	the contrary below)	WITHHELD
1.	ELECTION OF DIRECTORS			☐	☐	☐

01	Maynard L. Jenkins, Jr.	05	Terilyn A. Henderson
02	James G. Bazlen	06	Charles K. Marquis
03	James O. Egan	07	Simon Moore
04	Morton Godlas	08	Christopher J. Stadler

Instructions: To withhold authority to vote for any individual nominee, print that nominee’s name in the spaces provided below.

				FOR	AGAINST	ABSTAIN
2.	Ratify appointment of independent public accountant			☐	☐	☐
				FOR	AGAINST	ABSTAIN
3.	Approval of adoption of 2003 Executive Incentive Program			☐	☐	☐

Even if you are planning to attend the Annual Meeting in person, you are urged to sign and mail this Proxy Card in the return envelope so that your stock may be represented at the meeting,

Signature(s)	Title(s)	Date

Sign exactly as your name(s) appears on your stock certificates. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons as the case may be should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by an authorized officer. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their title. Please date the Proxy Card.

- Detach here from proxy voting card. -

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	Telephone		Mail
http://www.eproxy.com/cao	1-800-435-6710
Use the Internet to vote your
proxy. Have your proxy card in
hand when you access the web
site. You will be prompted to enter
your control number, located in
the box below, to create and
submit an electronic ballot.	OR	Use any touch-tone telephone to
vote your proxy. Have your proxy
card in hand when you call. You will
be prompted to enter your control
number, located in the box below,
	and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.